Praxair, Inc. and Subsidiaries
EXHIBIT 10.05e

SECOND AMENDMENT TO THE
PRAXAIR, INC.
SUPPLEMENTAL RETIREMENT INCOME PLAN B
(AS AMENDED AND RESTATED EFFECTIVE DECEMBER 31, 2007)
The Praxair, Inc. Supplemental Retirement Income Plan B (As Amended and Restated Effective December 31, 2007) (the “Plan”) is hereby amended, effective as of July 1, 2012, as follows:
1.The second paragraph of the General section of the Plan is hereby amended in its entirety as follows:
“The purpose of this Plan is to provide a retirement benefit which, when combined with the benefit provided by the Pension Plan, the Praxair, Inc. Equalization Benefit Plan (the “EBP”) and the Praxair, Inc. Supplemental Retirement Income Plan A (the “SRIP A”), equals the retirement benefit which would be provided by the Pension Plan if (a) average monthly compensation included (i) deferred variable compensation payments awarded under designated incentive compensation plans and (ii) base salary deferred under the Compensation Deferral Program, and (b) the limitations of Code Sections 401(a)(17) and 415 were not applied. Employees eligible to receive benefits under this Plan are referred to herein as “Participants.” At its inception, this Plan assumed the liabilities under the Equalization Benefit Plan for Participants of the Retirement Program Plan for Employees of Union Carbide Corporation and its Participating Subsidiary Companies, with respect to employees of the Corporation.”
2.Article I Section A. of the Plan is hereby amended in its entirety as follows:
“A. Amount of SRIP B Benefit for Traditional-Design Participants.

Section 1. The SRIP B Benefit hereunder payable to a Traditional-Design Participant or his or her surviving spouse shall be equal to the excess of (a) minus (b), if any, determined as of termination of employment, where (a) and (b) are defined as follows:
(a) equals the amount of such Participant’s or surviving spouse’s annual benefit under the Pension Plan computed under the provisions of the Pension Plan (but subject to the provisions of Sections A.2, A.3A and A.3B of this Article I, as applicable) without regard to the limitations of Code Sections 415 and 401(a)(17); and
(b) equals the amount of such Participant’s or surviving spouse’s annual benefit payable under the Pension Plan, the EBP and the SRIP A.
Section 2. The amount of monthly SRIP B Benefit payable to an eligible Participant shall be computed by using the applicable formula provided in Article V of the Pension Plan except that average monthly compensation shall for this purpose be equal to an amount determined under Section A.3A or B of this Article I, as applicable, and shall be determined without regard to the limitation of Code Section 401(a)(17).
Section 3A. With respect to a Participant who terminates employment or otherwise ceases to accrue additional “Credited Service” within the meaning of the Pension Plan prior to July 1, 2012, such Participant’s average monthly compensation shall be computed by determining the sum of the following amounts:
(i)    the larger of:
(I) 1/36 of base salary related to the three full calendar years in which such salary was largest during the 10 full calendar years next preceding the earliest of the date of death, retirement, or other event causing the Participant to cease accruing additional Credited Service, or
(II) 1/36 of base salary for the 36 full calendar months next preceding the earliest of the date of death, retirement, or other event causing the Participant to cease accruing additional Credited Service; provided that for purposes of this calculation the base salary received in any calendar month within the third preceding calendar year shall be the total base salary received in such year divided by the number of months worked in such year; and
(ii)    1/36 of the Participant’s Variable Compensation Payments related to the three full calendar years in which such Variable Compensation Payments were the largest during the 10 full calendar years next preceding the earliest of the date of death, retirement, or other event causing the Participant to cease accruing additional Credited Service; provided that the calendar years in which the Participant was hired or terminated employment shall each be considered a full calendar year for the purposes of this clause (ii).
    For purposes of the above calculation, a Variable Compensation Payment will be related to the calendar year in which a Participant performed the services for which the Variable Compensation Payment was paid irrespective of the calendar year in which the Variable Compensation Payment was awarded or paid.

For purposes of the above calculation, the amount of base salary received in any calendar month will be calculated in the same manner in which average monthly compensation used to compute pension benefits under the Pension Plan is calculated (determined without regard to Incentive Compensation as defined therein).
For purposes of the above calculation, “base salary” shall include any base salary deferred by a Participant pursuant to the terms of the Praxair Compensation Deferral Program, or any successor plan, in the calendar year in which it would otherwise have been paid to the Participant.
For purposes of the above calculations, where a Participant has less than three full calendar years of service recognized under the Plan, (i)(I) will substitute 1/24 for 1/36 if there are two full calendar years of service and 1/12 for 1/36 if there is only one full calendar year of service. In addition, (i)(II) and (ii) will utilize the actual number of months of service, if less than 36, as the denominator in the fraction.
Section 3B. With respect to a Participant who terminates employment or otherwise ceases to accrue additional “Credited Service” within the meaning of the Pension Plan after June 30, 2012, a Participant’s average monthly compensation shall be computed by determining the sum of the following amounts:

(i)	the larger of:
(I) 1/36 of the Participant’s combined base salary and Variable Compensation Payments related to the three full calendar years in which such combined base salary and Variable Compensation

Payments was largest during the 10 full calendar years next preceding the date of death or retirement, or
(II) 1/36 of the Participant’s combined base salary and Variable Compensation Payments for the 36 full calendar months next preceding the date of death or retirement; provided that for purposes of this calculation (i) the base salary received in any calendar month within the third preceding calendar year shall be the total base salary received in such year divided by the number of months worked in such year and (ii) Variable Compensation Payments shall be the amount related to the three full calendar years next preceding the date of retirement or death.
    For purposes of the above calculation:

•
a Variable Compensation Payment will be related to the calendar year in which a Participant performed the services for which the Variable Compensation Payment was paid irrespective of the calendar year in which the Variable Compensation Payment was awarded or paid;

•
the amount of base salary and Variable Compensation Payment received in any calendar month will be calculated in the same manner in which average monthly compensation used to compute pension benefits under the Pension Plan is calculated (determined with regard to Incentive Compensation as defined therein);

•
“base salary” shall include any base salary deferred by a Participant pursuant to the terms of the Praxair Compensation Deferral Program, or any successor plan, in the calendar year in which it would otherwise have been paid to the Participant; and

•
where a Participant has less than three full calendar years of service recognized under the Plan, (i)(I) will substitute 1/24 for 1/36 if there are two full calendar years of service and 1/12 for 1/36 if there is only one full calendar year of service. In addition, (i)(II) will utilize the actual number of months of service, if less than 36, as the denominator in the fraction.

In no event shall the amount of the aggregate benefit payable to a Traditional-Design Participant or his or her surviving spouse under the Pension Plan, EBP, SRIP A and/or this Plan and commencing payment after June 30, 2012 be less than the amount of such Participant’s or surviving spouse’s aggregate benefit under the Pension Plan, EBP, SRIP A and/or this Plan, determined as if the Participant had retired or otherwise terminated employment as of June 30, 2012, in accordance with their respective terms as then in effect, including Section A.3A of this Article I, provided, however, that the Variable Compensation Payment made with respect to services performed in 2012, if any, shall not be considered for purposes of such calculation.
Section 4. If the SRIP B Benefit payable to a Participant under this Plan commences in the form of an annuity before the award to such Participant of a Variable Compensation Payment (whether or not paid) which may be used to determine average monthly compensation under Section A.3A or A.3B of this Article I, as applicable, the monthly amount of SRIP B Benefit payable hereunder shall be recalculated after such Variable Compensation

Payment is awarded (whether or not paid). The monthly amount of any additional SRIP B Benefit resulting from said recalculation shall be paid commencing in or before the third calendar month after the month in which such Variable Compensation Payment is awarded (provided that the first monthly payment of such recalculated SRIP B Benefit shall be adjusted (without interest) to reflect any prior underpayment of SRIP B Benefit resulting from the fact that such Variable Compensation Payment was not included in the initial calculation of SRIP B Benefit), or if earlier, with the lump sum payment described in Article III.
Section 5. For purposes of calculating the amount of a Participant’s SRIP B Benefit pursuant to Section A.1 of this Article I, the amount of a Participant’s monthly retirement income and monthly pension under the Pension Plan, the EBP and the SRIP A shall be determined without any adjustment on account of (i) a survivor’s benefit or (ii) an election to receive level retirement income.”

PRAXAIR, INC.
By: /s/ Sally Savoia
Date: 6/29/2012

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